                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 16, 2003
                Date of Report (Date of earliest event reported)




                             MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                     333-49821                38-3323099
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)




                  22355 WEST 11 MILE ROAD, SOUTHFIELD, MICHIGAN
                    (Address of principal executive offices)

                                      48034
                                   (Zip Code)

                                 (248) 299-1000
              (Registrant's telephone number, including area code)





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ITEM 9. REGULATION FD DISCLOSURE

         MSX International expects sales of approximately $185 million for its second fiscal quarter ended June 29, 2003. This compares to sales of $183.4 million in the first quarter ended March 30, 2003 and $212.1 million in the second fiscal quarter of 2002. The company expects adjusted EBITDA of approximately $13.0 million for the second quarter ended June 29, 2003. This compares to adjusted EBITDA of $12.0 million for the first quarter ended March 30, 2003 and $14.4 million in the second quarter of 2002. Included in our expected results for the second quarter ended June 29, 2003 are $0.5 million of lease termination penalties resulting from the completion of further facility consolidations.

         A reconciliation of expected income before taxes, minority interests, and equity in affiliates to adjusted EBITDA for the fiscal quarters ended June 29, 2003, March 30, 2003 and June 30, 2002 is as follows:

                                                                 FISCAL QUARTER ENDED
                                                           --------------------------------
                                                           JUNE 29,   MARCH 30,   JUNE 30,
                                                             2003       2003        2002
                                                           --------   --------    --------
                                                                    (in millions)
Income before taxes, minority interests, and equity
   in affiliates                                           $    0.2   $   (3.7)   $   (0.5)
Michigan single business tax and other similar taxes            0.9        0.9         0.9
Interest expense, net                                           6.6        6.7         6.3
Depreciation                                                    4.7        4.8         4.6
                                                           --------   --------    --------
     EBITDA                                                    12.4        8.7        11.3
       Pro forma impact from businesses sold or disposed          -        1.9         3.0
       Severance and other charges                              0.6        1.4         0.1
                                                           --------   --------    --------
          ADJUSTED EBITDA (1)                              $   13.0   $   12.0    $   14.4
                                                           ========   ========    ========

         (1) Adjusted EBITDA for the fiscal quarter ended June 29, 2003 includes charges of approximately $0.5 million for lease termination penalties as a result of facility consolidations.

         This 8-K filing contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the company has provided the above reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

         Certain of the statements made in this filing constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current management projections and expectations. They involve significant risks and uncertainties. As such, they are not guarantees of future performance. MSX International disclaims any intent or obligation to update such statements. Actual results may vary materially from those in the forward-looking statements as a result of any number of factors, many of which may be beyond the control of management.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated:  July 16, 2003


MSX INTERNATIONAL, INC.


By:  /s/ Frederick K. Minturn
     ------------------------
     Frederick K. Minturn
     Executive Vice President and
     Chief Financial Officer

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